UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2006

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3442 Francis Road Suite 220
Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

a)  On March 27, 2006, Cellu Tissue Holdings, Inc. entered into agreements with Russell Taylor, its President and Chief Executive Officer; Dianne Scheu, its Senior Vice President, Finance and Chief Financial Officer; and Steven Ziessler, its President, Tissue & MG and Chief Operating Officer, pursuant to which each will receive a lump sum cash payment equal to one year’s current base salary. Mr. Taylor’s current base salary is $425,000, Ms. Scheu’s current base salary is $230,000 and Mr. Ziessler’s current base salary is $250,000. The payment does not affect any other terms of such executive’s employment arrangements with the Company and will not be taken into account in computing any future compensation.

Pursuant to the terms of his agreement, if Mr. Taylor’s employment with the Company is terminated on or prior to September 27, 2006, for any reason, other than due to his death or disability, he is required to repay the payment to the Company. Pursuant to the terms of her agreement, if Ms. Scheu’s employment with the Company is terminated on or prior to March 27, 2007, for any reason, other than due to her death or disability, she is required to repay the payment to the Company. Pursuant to the terms of his agreement, if Mr. Ziessler’s employment with the Company is terminated on or prior to March 27, 2007, for any reason, other than due to his death or disability, he is required to repay the payment to the Company.

b)  On March 27, 2006, the Company's parent, Cellu Paper Holdings, Inc. (or "Cellu Paper"), entered into Restricted Stock Agreements with Dianne Scheu and Steven Ziessler, pursuant to which Cellu Paper granted 170.65 restricted shares of its common stock to each of Dianne Scheu and Steven Ziessler pursuant to Cellu Paper's 2001 Stock Incentive Plan (the "Plan").  The shares will vest and cease to be restricted in three equal annual installments commencing on March 27, 2007, as long as Ms. Scheu or Mr. Ziessler, as the case may be, is continuously employed by the Company until each such vesting date with respect to her or his shares.  Any restricted stock outstanding at the time of a Change of Control (as defined in the Plan) shall become vested and cease to be restricted stock.  Additionally, if Ms. Scheu or Mr. Ziessler, as the case may be, timely makes a Section 83(b) election under the Internal Revenue Code of 1986, as amended, Cellu Paper has agreed to pay an additional amount to him or her to fully gross up Ms. Scheu and Mr. Ziessler, as applicable, for the amount included in gross income for income tax purposes as a result of making a Section 83(b) election or the payment of any gross up amount payment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: March 30, 2006	By: /s/ Russell C. Taylor
Mr. Russell C. Taylor
President and Chief Executive
Officer